Exhibit 10.13

VERRICA PHARMACEUTICALS INC.

ADVISOR AGREEMENT

This Advisor Agreement (“Agreement”) is made and entered into as of August 7th 2014 (the “Effective Date”), by and between Verrica Pharmaceuticals Inc., a Delaware corporation (the “Company”), and Glenn Oclassen (“Advisor”). The Company desires to retain Advisor as an independent contractor to perform certain advisory services for the Company, and Advisor is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, and other good and valuable consideration, the parties agree as follows:

1. SERVICES AND COMPENSATION

(a) Services. Advisor agrees to (i) advise the Company on general strategic business and technical matters in line with the responsibilities set forth in Appendix A, (ii) use his/her best efforts to meet with the Company’s Board of Directors and/or management in person once ever calendar quarter, and (iii) collaborate and provide advice and assistance to the Company as is mutually agreed by the parties (collectively, the “Services”).

(b) Compensation. Subject to the approval of the Company’s Board of Directors, Advisor will be granted a nonstatutory stock option under the Company’s 2014 Equity Incentive Plan to purchase up to 142,132 shares of the Company’s Common Stock. 1/24th of the aggregate number of shares subject to such option shall vest on the corresponding day of each month after July 30th 2014 subject to Advisor continuing to be a service provider to the Company through each such date. The option will be evidenced by and subject to all of the terms of the Company’s form of stock option agreement.

2. CONFIDENTIALITY

(a) Definition. “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customers, customer lists, databases, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of equipment.

(b) Non-Use and Non-Disclosure. Advisor will not, during or subsequent to the term of this Agreement, use the Company’s Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or disclose the Company’s Confidential Information to any third party. It is understood that said Confidential Information shall remain the sole property of the Company. Advisor further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Advisor, if any, with access to any Confidential Information, execute a nondisclosure agreement containing provisions in the Company’s favor identical to Sections 2, 3 and 4 of this Agreement. Confidential Information does not include information which (i) is known to Advisor at the time of disclosure to Advisor by the Company as evidenced by written records of Advisor, (ii) has become publicly known and made generally available through no wrongful act of Advisor, or (iii) has been rightfully received by Advisor from a third party who is authorized to make such disclosure.

(c) Other Employer’s Confidential Information. Advisor agrees that Advisor will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or other person or entity with which Advisor has an agreement or duty to keep in confidence information acquired by Advisor, if any, and that Advisor will not bring onto the premises of the Company any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by such employer, person or entity. Advisor will indemnify the Company and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Advisor under this Agreement.

(d) Third Party Confidential Information. Advisor recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Advisor agrees that Advisor owes the Company and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

(e) Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Advisor will deliver to the Company all of the Company’s property or Confidential Information that Advisor may have in Advisor’s possession or control.

3. OWNERSHIP

(a) Assignment. Advisor agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets (collectively, “Inventions”) conceived, made or discovered by Advisor, solely or in collaboration with others, during the period of this Agreement which relate in any manner to the business of the Company that Advisor may be directed to undertake, investigate or experiment with, or which Advisor may become associated with in work, investigation or experimentation in the line of business of Company in performing the Services hereunder, are the sole property of the Company. Advisor further agrees to assign (or cause to be assigned) and does hereby assign fully to the Company all Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

(b) Further Assurances. Advisor agrees to assist Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Advisor further agrees that Advisor’s obligation to execute or cause to be executed, when it is in Advisor’s power to do so, any such instrument or papers shall continue after the termination of this Agreement.

(c) Pre-Existing Materials. Advisor agrees that if in the course of performing the Services, Advisor incorporates into any Invention developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Advisor or in which Advisor has an interest, (i) Advisor shall inform Company in writing before incorporating such invention, improvement, development, concept, discovery or other proprietary information into any Invention; and (ii) the Company is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such Invention. Advisor shall not incorporate any invention, improvement, development, concept, discovery or other proprietary information owned by any third party into any Invention without Company’s prior written permission.

(d) Attorney in Fact. Advisor agrees that if the Company is unable because of Advisor’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Advisor’s signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company above, then Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Advisor’s agent and attorney in fact, to act for and in Advisor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Advisor.

4. CONFLICTING OBLIGATIONS

Advisor certifies that Advisor has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Advisor from complying with the provisions hereof, and further certifies that Advisor will not enter into any such conflicting agreement during the term of this Agreement.

5. TERM AND TERMINATION

(a) Term. This Agreement will commence on the date first written above and will continue until the earlier of (i) final completion of the Services or (ii) termination as provided below.

(b) Termination. Advisor and the Company may terminate this Agreement at will. Any such notice of termination by a party shall be addressed to the other party at the address for such other party shown below or such other address as such other party may notify the terminating party of from time to time in writing and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

(c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except Section(s) 2 (Confidentiality), 3 (Ownership) and 7 (Independent Contractor) shall survive termination of this Agreement.

6. ASSIGNMENT

Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Advisor without the express written consent of the Company.

7. INDEPENDENT CONTRACTOR

It is the express intention of the parties that Advisor is an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Advisor as an agent, employee or representative of the Company, but Advisor shall perform the Services hereunder as an independent contractor. Advisor agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly agreed upon by the Company. Advisor acknowledges and agrees that Advisor is obligated to report as income all compensation received by Advisor pursuant to this Agreement, and Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon. Advisor further agrees to indemnify and hold harmless the Company and its directors, officers, and employees from and against all taxes, losses, damages, liabilities, costs arid expenses, including attorney’s fees and other legal expenses, arising directly or indirectly from (i) any negligent, reckless or intentionally wrongful act of Advisor or Advisor’s assistants, employees or agents, including, but not limited to, any damage to or disclosure of any Company Confidential Information (ii) a determination by a court or agency that the Advisor is not an independent contractor, or (iii) any breach by the Advisor or Advisor’s assistants, employees or agents of any of the covenants contained in this Agreement.

8. ARBITRATION AND EQUITABLE RELIEF

(a) Disputes. Except as provided in Section 8(d) below, the Company and Advisor agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Santa Clara County, California, in accordance with the Commercial Arbitration Rules, supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the “Rules”). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.

(b) Consent to Personal Jurisdiction. The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to conflicts of law rules. Advisor hereby consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

(c) Costs. The Company and Advisor shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.

(d) Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.

(e) Acknowledgment. ADVISOR HAS READ AND UNDERSTANDS SECTION 8, WHICH DISCUSSES ARBITRATION. ADVISOR UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, ADVISOR AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 8(d), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF ADVISOR’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

9. GOVERNING LAW

This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of California.

10. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

11. ATTORNEY’S FEES

In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.

12. SEVERABILITY

The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVISOR

/s/ Glenn Oclassen

Address:

VERRICA PHARMACEUTICALS INC.

By:	/s/ Matthew Davidson
Name:	Matthew Davidson
Title:	Chief Executive Officer

Address:
XXX
XXX

APPENDIX A

Glenn Oclassen

Upon expansion of the Board of Directors, and at the request of the current board, Glenn Oclassen will serve as a board member for Verrica Pharmaceuticals Inc. At such time a separate agreement will be drafted defining the responsibilities of this position. The compensation herein is inclusive of the current role as an advisor and the future role as a board member.

Advisor Responsibilities

•	Helping to evaluate business opportunities

•	Helping to make strategic decisions

•	Networking – Making introductions and phone calls

•	Reviewing contracts and agreements

•	Participating in phone calls and meetings with key opinion leaders and regulatory authorities

•	Providing general insight and strategy regarding drug development